Exhibit 99.1

NEWS RELEASE

te.com

TE Connectivity announces third quarter results for fiscal year 2024

Delivered EPS above guidance driven by strong margin expansion; Record year-to-date cash flow

SCHAFFHAUSEN, Switzerland – July 24, 2024 – TE Connectivity Ltd. (NYSE: TEL) today reported results for the fiscal third quarter ended June 28, 2024.

Third Quarter Highlights

●	Net sales were $4.0 billion, in line with guidance, down 1% on a reported basis year over year and up 2% organically.
●	GAAP diluted earnings per share (EPS) from continuing operations were $1.86, up 11% year over year. Adjusted EPS exceeded guidance at $1.91, a quarterly record and up 8% year over year.
●	Orders were $4.1 billion, up 4% year over year and 3% sequentially, driven by momentum in artificial intelligence programs.
●	Operating margins were 19% and adjusted operating margins were 19.3%, up 200 basis points year over year and a quarterly record, driven by strong operational performance.
●	Generated record cash flow year to date, including:
o	Cash from operating activities of $2.4 billion, up 22% year over year.
o	Free cash flow of approximately $2.0 billion, up 36% year over year.
●	Deployed over $2.2 billion of capital year to date, with $1.8 billion returned to shareholders

“I’m pleased that our team continued to navigate a dynamic market environment to deliver another strong quarter of performance, highlighted by operating margin expansion of 200 basis points, delivering EPS above guidance and record cash flow generation,” said TE Connectivity CEO Terrence Curtin. “In our Transportation Segment, our automotive business grew 4% organically despite a decline in auto production, and three out of four businesses in our Industrial segment continued their growth trajectories. In our Communications segment, we achieved sales growth of more than 20% along with record orders, driven by momentum in artificial intelligence programs where we are well positioned with multiple customers. We expect to deliver year-over-year earnings growth and margin expansion in the fourth quarter as well as double-digit earnings growth for the full year. As we look to the future, we continue to invest in key long-term growth trends to innovate alongside our valued customers around the world.”

Fourth Quarter FY24 Outlook

For the fourth quarter of fiscal 2024, the company expects net sales of approximately $4.0 billion. GAAP EPS from continuing operations is expected to be approximately $1.80, up 3% year over year, with adjusted EPS of approximately $1.94, up 9% year over year. Fourth quarter guidance includes a $0.10 year-over-year headwind from tax and currency exchange rates.

Information about TE Connectivity's use of non-GAAP financial measures is provided below. For reconciliations of these non-GAAP financial measures, see the attached tables.

Conference Call and Webcast

The company will hold a conference call for investors today beginning at 8:30 a.m. ET. The conference call may be accessed in the following ways:

●	At TE Connectivity's website: investors.te.com
●	By telephone: For both "listen-only" participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number in the United States is (800) 715-9871 and for international callers, the dial-in number is (646) 307-1963
●	A replay of the conference call will be available on TE Connectivity’s investor website at investors.te.com at 11:30 a.m. ET on July 24, 2024.

About TE Connectivity

TE Connectivity Ltd. (NYSE: TEL) is a global industrial technology leader creating a safer, sustainable, productive, and connected future. Our broad range of connectivity and sensor solutions enable the distribution of power, signal and data to advance next-generation transportation, renewable energy, automated factories, data centers, medical technology and more. With more than 85,000 employees, including 8,000 engineers, working alongside customers in approximately 140 countries, TE ensures that EVERY CONNECTION COUNTS. Learn more at www.te.com and on LinkedIn, Facebook, WeChat, Instagram and X (formerly Twitter).

Non-GAAP Financial Measures

We present non-GAAP performance and liquidity measures as we believe it is appropriate for investors to consider adjusted financial measures in addition to results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP financial measures provide supplemental information and should not be considered replacements for results in accordance with GAAP. Management uses non-GAAP financial measures internally for planning and forecasting purposes and in its decision-making processes related to the operations of our company. We believe these measures provide meaningful information to us and investors because they enhance the understanding of our operating performance, ability to generate cash, and the trends of our business. Additionally, we believe that investors benefit from having access to the same financial measures that management uses in evaluating our operations. The primary limitation of these measures is that they exclude the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using these non-GAAP financial measures in combination with the most directly comparable GAAP financial measures in order to better understand the amounts, character, and impact of any increase or decrease in reported amounts. These non-GAAP financial measures may not be comparable to similarly-titled measures reported by other companies.

The following provides additional information regarding our non-GAAP financial measures:

•Organic Net Sales Growth (Decline) – represents net sales growth (decline) (the most comparable GAAP financial measure) excluding the impact of foreign currency exchange rates, and acquisitions and divestitures that occurred in the preceding twelve months, if any. Organic Net Sales Growth (Decline) is a useful measure of our performance because it excludes items that are not completely under management’s control, such as the impact of changes in foreign currency exchange rates, and items that do not reflect the underlying growth of the company, such as acquisition and divestiture activity. This measure is a significant component in our incentive compensation plans.

•Adjusted Operating Income and Adjusted Operating Margin – represent operating income and operating margin, respectively, (the most comparable GAAP financial measures) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, and other income or charges, if any. We utilize these adjusted measures in combination with operating income and operating margin to assess segment level operating performance and to provide insight to management in evaluating segment operating plan execution and market conditions. Adjusted Operating Income is a significant component in our incentive compensation plans.

•Adjusted Income Tax (Expense) Benefit and Adjusted Effective Tax Rate – represent income tax (expense) benefit and effective tax rate, respectively, (the most comparable GAAP financial measures) after adjusting for the tax effect of special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, other income or charges, and certain significant tax items, if any.

•Adjusted Income from Continuing Operations – represents income from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects.

•Adjusted Earnings Per Share – represents diluted earnings per share from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-

related charges, impairment of goodwill, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects. This measure is a significant component in our incentive compensation plans.

•Free Cash Flow (FCF) – is a useful measure of our ability to generate cash. The difference between net cash provided by operating activities (the most comparable GAAP financial measure) and Free Cash Flow consists mainly of significant cash outflows and inflows that we believe are useful to identify. We believe Free Cash Flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations. Free Cash Flow is defined as net cash provided by operating activities excluding voluntary pension contributions and the cash impact of special items, if any, minus net capital expenditures. Voluntary pension contributions are excluded from the GAAP financial measure because this activity is driven by economic financing decisions rather than operating activity. Certain special items, including cash paid (collected) pursuant to collateral requirements related to cross-currency swap contracts, are also excluded by management in evaluating Free Cash Flow. Net capital expenditures consist of capital expenditures less proceeds from the sale of property, plant, and equipment. These items are subtracted because they represent long-term commitments. In the calculation of Free Cash Flow, we subtract certain cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and may imply that there is less or more cash available for our programs than the most comparable GAAP financial measure indicates. It should not be inferred that the entire Free Cash Flow amount is available for future discretionary expenditures, as our definition of Free Cash Flow does not consider certain non-discretionary expenditures, such as debt payments. In addition, we may have other discretionary expenditures, such as discretionary dividends, share repurchases, and business acquisitions, that are not considered in the calculation of Free Cash Flow.

Forward-Looking Statements

This release contains certain "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results. In addition, our proposed change of incorporation from Switzerland to Ireland is subject to risks, such as the risk that the change of place of incorporation might not be completed or, if completed, that the anticipated advantages might not materialize, as well as the risks that the price of our stock could decline and our position on stock exchanges and indices could change, and Irish corporate governance and regulatory schemes could prove different or more challenging than currently expected. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, the extent, severity and duration of business interruptions, such as the coronavirus disease 2019 (“COVID-19”) negatively affecting our business operations; business, economic, competitive and regulatory risks, such as conditions affecting demand for products in the automotive and other industries we serve; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate, including continuing military conflict in certain parts of the world; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation. In addition, the extent to which COVID-19 will impact our business and our financial results will depend on future developments, which are highly uncertain and cannot be predicted. More detailed information about these and other factors is set forth in TE Connectivity Ltd.'s Annual Report on Form 10-K for the fiscal year ended Sept 29, 2023, as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

Contacts:	Media Relations: Rachel Quimby TE Connectivity 610-893-9593 Rachel.Quimby@te.com	Investor Relations: Sujal Shah TE Connectivity 610-893-9790 Sujal.Shah@te.com

# # #

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended		For the Nine Months Ended
	June 28,	June 30,	June 28,	June 30,
	2024	2023	2024	2023

	(in millions, except per share data)
Net sales	$3,979	$3,998	$11,777	$11,999
Cost of sales	2,593	2,699	7,704	8,229
Gross margin	1,386	1,299	4,073	3,770
Selling, general, and administrative expenses	431	431	1,299	1,258
Research, development, and engineering expenses	189	176	546	534
Acquisition and integration costs	5	9	16	26
Restructuring and other charges, net	6	53	67	283
Operating income	755	630	2,145	1,669
Interest income	20	18	61	39
Interest expense	(18)	(20)	(55)	(61)
Other expense, net	(3)	(4)	(11)	(13)
Income from continuing operations before income taxes	754	624	2,140	1,634
Income tax (expense) benefit	(181)	(96)	778	(283)
Income from continuing operations	573	528	2,918	1,351
Income (loss) from discontinued operations, net of income taxes	—	—	(1)	7
Net income	$573	$528	$2,917	$1,358

Basic earnings per share:
Income from continuing operations	$1.87	$1.68	$9.47	$4.28
Income (loss) from discontinued operations	—	—	—	0.02
Net income	1.87	1.68	9.47	4.30

Diluted earnings per share:
Income from continuing operations	$1.86	$1.67	$9.41	$4.25
Income (loss) from discontinued operations	—	—	—	0.02
Net income	1.86	1.67	9.41	4.27

Weighted-average number of shares outstanding:
Basic	306	315	308	316
Diluted	308	317	310	318

TE CONNECTIVITY LTD.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 28,	September 29,
	2024	2023

	(in millions, except share data)
Assets
Current assets:
Cash and cash equivalents	$1,469	$1,661
Accounts receivable, net of allowance for doubtful accounts of $37 and $30, respectively	2,889	2,967
Inventories	2,669	2,552
Prepaid expenses and other current assets	686	712
Total current assets	7,713	7,892
Property, plant, and equipment, net	3,758	3,754
Goodwill	5,664	5,463
Intangible assets, net	1,177	1,175
Deferred income taxes	3,768	2,600
Other assets	818	828
Total assets	$22,898	$21,712
Liabilities, redeemable noncontrolling interests, and shareholders' equity
Current liabilities:
Short-term debt	$1,249	$682
Accounts payable	1,662	1,563
Accrued and other current liabilities	2,206	2,218
Total current liabilities	5,117	4,463
Long-term debt	2,953	3,529
Long-term pension and postretirement liabilities	720	728
Deferred income taxes	186	185
Income taxes	386	365
Other liabilities	781	787
Total liabilities	10,143	10,057
Commitments and contingencies
Redeemable noncontrolling interests	123	104
Shareholders' equity:
Common shares, CHF 0.57 par value, 316,574,781 shares authorized and issued, and 322,470,281 shares authorized and issued, respectively	139	142
Accumulated earnings	14,253	12,947
Treasury shares, at cost, 12,129,385 and 10,487,742 shares, respectively	(1,647)	(1,380)
Accumulated other comprehensive loss	(113)	(158)
Total shareholders' equity	12,632	11,551
Total liabilities, redeemable noncontrolling interests, and shareholders' equity	$22,898	$21,712

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended		For the Nine Months Ended
	June 28,	June 30,	June 28,	June 30,
	2024	2023	2024	2023

	(in millions)
Cash flows from operating activities:
Net income	$573	$528	$2,917	$1,358
(Income) loss from discontinued operations, net of income taxes	—	—	1	(7)
Income from continuing operations	573	528	2,918	1,351
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	208	200	594	594
Deferred income taxes	22	(51)	(1,190)	(121)
Non-cash lease cost	33	36	100	106
Provision for losses on accounts receivable and inventories	15	13	70	82
Share-based compensation expense	31	32	100	95
Impairment of held for sale business	—	—	—	67
Other	(11)	17	53	85
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	10	22	82	(202)
Inventories	114	(50)	(127)	(323)
Prepaid expenses and other current assets	13	(5)	12	(30)
Accounts payable	44	(36)	99	68
Accrued and other current liabilities	(37)	69	(324)	(14)
Income taxes	13	16	28	51
Other	(22)	(12)	20	185
Net cash provided by operating activities	1,006	779	2,435	1,994
Cash flows from investing activities:
Capital expenditures	(149)	(166)	(467)	(538)
Proceeds from sale of property, plant, and equipment	10	1	12	3
Acquisition of businesses, net of cash acquired	—	—	(339)	(108)
Proceeds from divestiture of businesses, net of cash retained by businesses sold	21	(3)	59	48
Other	1	(1)	(9)	22
Net cash used in investing activities	(117)	(169)	(744)	(573)
Cash flows from financing activities:
Net increase (decrease) in commercial paper	18	3	(21)	(82)
Proceeds from issuance of debt	—	—	—	499
Repayment of debt	(1)	—	(2)	(591)
Proceeds from exercise of share options	19	13	52	33
Repurchase of common shares	(416)	(208)	(1,301)	(674)
Payment of common share dividends to shareholders	(199)	(186)	(564)	(541)
Other	(12)	(2)	(39)	(30)
Net cash used in financing activities	(591)	(380)	(1,875)	(1,386)
Effect of currency translation on cash	(5)	(4)	(8)	8
Net increase (decrease) in cash, cash equivalents, and restricted cash	293	226	(192)	43
Cash, cash equivalents, and restricted cash at beginning of period	1,176	905	1,661	1,088
Cash, cash equivalents, and restricted cash at end of period	$1,469	$1,131	$1,469	$1,131

Supplemental cash flow information:
Interest paid on debt, net	$6	$9	$38	$48
Income taxes paid, net of refunds	146	131	384	354

TE CONNECTIVITY LTD.

RECONCILIATION OF FREE CASH FLOW (UNAUDITED)

	For the Quarters Ended		For the Nine Months Ended
	June 28,	June 30,	June 28,	June 30,
	2024	2023	2024	2023

	(in millions)
Net cash provided by operating activities	$1,006	$779	$2,435	$1,994
Capital expenditures, net	(139)	(165)	(455)	(535)
Free cash flow (1)	$867	$614	$1,980	$1,459

(1) Free cash flow is a non-GAAP financial measure. See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

CONSOLIDATED SEGMENT DATA (UNAUDITED)

	For the Quarters Ended				For the Nine Months Ended
	June 28,		June 30,		June 28,		June 30,
	2024		2023		2024		2023

	($ in millions)
	Net Sales		Net Sales		Net Sales		Net Sales
Transportation Solutions	$2,330		$2,433		$7,087		$7,175
Industrial Solutions	1,133		1,141		3,301		3,392
Communications Solutions	516		424		1,389		1,432
Total	$3,979		$3,998		$11,777		$11,999

	Operating	Operating	Operating	Operating	Operating	Operating	Operating	Operating
	Income	Margin	Income	Margin	Income	Margin	Income	Margin
Transportation Solutions	$498	21.4%	$425	17.5%	$1,443	20.4%	$1,040	14.5%
Industrial Solutions	153	13.5	150	13.1	451	13.7	440	13.0
Communications Solutions	104	20.2	55	13.0	251	18.1	189	13.2
Total	$755	19.0%	$630	15.8%	$2,145	18.2%	$1,669	13.9%

	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted
	Operating	Operating	Operating	Operating	Operating	Operating	Operating	Operating
	Income (1)	Margin (1)	Income (1)	Margin (1)	Income (1)	Margin (1)	Income (1)	Margin (1)
Transportation Solutions	$490	21.0%	$452	18.6%	$1,471	20.8%	$1,221	17.0%
Industrial Solutions	171	15.1	180	15.8	499	15.1	529	15.6
Communications Solutions	105	20.3	60	14.2	262	18.9	228	15.9
Total	$766	19.3%	$692	17.3%	$2,232	19.0%	$1,978	16.5%

(1) Adjusted operating income and adjusted operating margin are non-GAAP financial measures. See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NET SALES GROWTH (DECLINE) (UNAUDITED)

	Change in Net Sales for the Quarter Ended June 28, 2024
	versus Net Sales for the Quarter Ended June 30, 2023
	Net Sales		Organic Net Sales			Acquisition/
	Growth (Decline)		Growth (Decline) (1)		Translation (2)	(Divestiture)

	($ in millions)
Transportation Solutions (3):
Automotive	$(20)	(1.1)%	$63	3.6%	$(39)	$(44)
Commercial transportation	(40)	(9.9)	(34)	(8.4)	(6)	—
Sensors	(43)	(15.2)	(37)	(13.1)	(6)	—
Total	(103)	(4.2)	(8)	(0.3)	(51)	(44)
Industrial Solutions (3):
Industrial equipment	(70)	(16.5)	(98)	(23.6)	(8)	36
Aerospace, defense, and marine	52	17.7	53	18.7	(1)	—
Energy	(4)	(1.7)	8	3.4	(12)	—
Medical	14	7.2	14	7.2	—	—
Total	(8)	(0.7)	(23)	(2.1)	(21)	36
Communications Solutions (3):
Data and devices	77	30.6	80	31.8	(3)	—
Appliances	15	8.7	20	11.7	(5)	—
Total	92	21.7	100	23.7	(8)	—
Total	$(19)	(0.5)%	$69	1.7%	$(80)	$(8)

	Change in Net Sales for the Nine Months Ended June 28, 2024
	versus Net Sales for the Nine Months Ended June 30, 2023
	Net Sales		Organic Net Sales			Acquisitions/
	Growth (Decline)		Growth (Decline) (1)		Translation (2)	(Divestitures)

	($ in millions)
Transportation Solutions (3):
Automotive	$61	1.2%	$220	4.2%	$(46)	$(113)
Commercial transportation	(53)	(4.6)	(49)	(4.2)	(4)	—
Sensors	(96)	(11.6)	(90)	(10.9)	(6)	—
Total	(88)	(1.2)	81	1.1	(56)	(113)
Industrial Solutions (3):
Industrial equipment	(279)	(21.2)	(344)	(26.2)	—	65
Aerospace, defense, and marine	122	14.3	137	16.2	3	(18)
Energy	13	2.0	12	1.8	(19)	20
Medical	53	9.3	53	9.3	—	—
Total	(91)	(2.7)	(142)	(4.2)	(16)	67
Communications Solutions (3):
Data and devices	12	1.4	17	2.0	(5)	—
Appliances	(55)	(9.8)	(46)	(8.2)	(9)	—
Total	(43)	(3.0)	(29)	(2.0)	(14)	—
Total	$(222)	(1.9)%	$(90)	(0.7)%	$(86)	$(46)

(1) Organic net sales growth (decline) is a non-GAAP financial measure. See description of non-GAAP financial measures.
(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.
(3) Industry end market information is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended June 28, 2024

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	(Non-GAAP) (2)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$498	$—	$(8)	$490
Industrial Solutions	153	5	13	171
Communications Solutions	104	—	1	105
Total	$755	$5	$6	$766

Operating margin	19.0%			19.3%

Income tax expense	$(181)	$—	$4	$(177)

Effective tax rate	24.0%			23.1%

Income from continuing operations	$573	$5	$10	$588

Diluted earnings per share from continuing operations	$1.86	$0.02	$0.03	$1.91

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended June 30, 2023

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	(Non-GAAP) (2)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$425	$—	$27	$452
Industrial Solutions	150	8	22	180
Communications Solutions	55	1	4	60
Total	$630	$9	$53	$692

Operating margin	15.8%			17.3%

Income tax expense	$(96)	$(2)	$(27)	$(125)

Effective tax rate	15.4%			18.2%

Income from continuing operations	$528	$7	$26	$561

Diluted earnings per share from continuing operations	$1.67	$0.02	$0.08	$1.77

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Nine Months Ended June 28, 2024

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$1,443	$—	$25	$3	$1,471
Industrial Solutions	451	15	32	1	499
Communications Solutions	251	1	10	—	262
Total	$2,145	$16	$67	$4	$2,232

Operating margin	18.2%				19.0%

Income tax (expense) benefit	$778	$(2)	$(7)	$(1,254)	$(485)

Effective tax rate	(36.4)%				21.8%

Income from continuing operations	$2,918	$14	$60	$(1,250)	$1,742

Diluted earnings per share from continuing operations	$9.41	$0.05	$0.19	$(4.03)	$5.62

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Includes an $874 million net income tax benefit associated with a ten-year tax credit obtained by a Swiss subsidiary and a $262 million income tax benefit related to the revaluation of deferred tax assets as a result of a corporate tax rate increase in Switzerland. Also includes a $118 million income tax benefit associated with the tax impacts of a legal entity restructuring with related costs of $4 million recorded in selling, general, and administrative expenses for other non-income taxes.

(3) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Nine Months Ended June 30, 2023

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	(Non-GAAP) (2)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$1,040	$2	$179	$1,221
Industrial Solutions	440	21	68	529
Communications Solutions	189	3	36	228
Total	$1,669	$26	$283	$1,978

Operating margin	13.9%			16.5%

Income tax expense	$(283)	$(5)	$(82)	$(370)

Effective tax rate	17.3%			19.0%

Income from continuing operations	$1,351	$21	$201	$1,573

Diluted earnings per share from continuing operations	$4.25	$0.07	$0.63	$4.95

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended September 29, 2023

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$411	$1	$32	$—	$444
Industrial Solutions	162	6	16	—	184
Communications Solutions	62	—	9	—	71
Total	$635	$7	$57	$—	$699

Operating margin	15.7%				17.3%

Income tax expense	$(81)	$(1)	$(3)	$(49)	$(134)

Effective tax rate	12.8%				19.2%

Income from continuing operations	$553	$6	$54	$(49)	$564

Diluted earnings per share from continuing operations	$1.75	$0.02	$0.17	$(0.16)	$1.78

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) Represents income tax benefits associated with a decrease in the valuation allowance for certain tax loss and credit carryforwards.
(3) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 29, 2023

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$1,451	$3	$211	$—	$1,665
Industrial Solutions	602	27	84	—	713
Communications Solutions	251	3	45	—	299
Total	$2,304	$33	$340	$—	$2,677

Operating margin	14.4%				16.7%

Income tax expense	$(364)	$(6)	$(85)	$(49)	$(504)

Effective tax rate	16.0%				19.1%

Income from continuing operations	$1,904	$27	$255	$(49)	$2,137

Diluted earnings per share from continuing operations	$6.01	$0.09	$0.80	$(0.15)	$6.74

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) Represents income tax benefits associated with a decrease in the valuation allowance for certain tax loss and credit carryforwards.
(3) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF FORWARD-LOOKING NON-GAAP FINANCIAL MEASURES

TO FORWARD-LOOKING GAAP FINANCIAL MEASURES

As of July 24, 2024

(UNAUDITED)

Outlook for
Quarter Ending
September 27,
2024
Diluted earnings per share from continuing operations	$1.80
Restructuring and other charges, net	0.12
Acquisition-related charges	0.02
Adjusted diluted earnings per share from continuing operations (1)	$1.94

Net sales growth (decline)	(0.9)%
Translation	1.4
(Acquisitions) divestitures, net	0.2
Organic net sales growth (1)	0.7%

(1) See description of non-GAAP financial measures.